Exhibit 10.22
LEXMARK INTERNATIONAL, INC.
STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 2009
SECTION 1.
PURPOSE
     The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.
SECTION 2.
DEFINITIONS
     2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:
     (a) “Act” means the Securities Exchange Act of 1934, as amended.
     (b) “Adjustment Event” shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.
     (c) “Award Agreement” means the agreement, certificate or other instrument evidencing the grant of any Incentive Award under the Plan.
     (d) “Board” means the Board of Directors of the Company.
     (e) “Cause”, with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award or, if there is no such meaning assigned, shall mean (i) the willful failure by the Participant to perform substantially his duties as an employee of the Company or any Subsidiary (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the Participant’s engaging in serious misconduct that is injurious to the Company or any Subsidiary, (iii) the Participant’s having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary.
     (f) “Change in Control” shall mean the occurrence of any of the following events:
     (i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (the “Incumbent Directors”); provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director;
     (ii) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

     (iii) the stockholders of the Company shall approve a definitive agreement (x) that results in the consummation of a merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company or (C) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Act), directly or indirectly, of 30% or more of the securities of the surviving entity or (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company.
     Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.
     Notwithstanding the foregoing, to the extent that any Section 409A Incentive Award would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a “change in the ownership” of the Company, a “change in the effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.
     (g) “Change in Control Price” shall mean the highest price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board, the average selling price of the Common Stock for the 30-day period immediately preceding the date on which such Change in Control occurs, calculated in accordance with Section 1.409A-1(b)(5)(iv).
     (h) “Code” means the Internal Revenue Code of 1986, as amended.
     (i) “Committee” means the Compensation and Pension Committee of the Board or such other committee as may be designated by the Board that is composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3(b)(3) as promulgated under the Act) and “outside directors” within the meaning of Section 162(m) of the Code.
     (j) “Common Stock” means the Class A Common Stock of the Company, par value $0.01 per share, or such other shares or kind of securities as determined by the Board.
     (k) “Company” means Lexmark International, Inc., a Delaware corporation, and any successor thereto.
     (l) “Deferred Stock Unit” means a Participant’s right to receive pursuant to the Plan one share of Common Stock, or, if provided by the Committee, cash equal to the Fair Market Value of a share of Common Stock, at the end of a specified period of time.
     (m) “Deferred Stock Unit Election” means an election by a Participant to defer the receipt of all or any portion of his annual compensation, annual incentive compensation, and/or his compensation realized pursuant to a Performance Award in accordance with the rules set forth in Section 9 of the Plan.
     (n) “Disability” means:
     (i) with respect to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code;
     (ii) with respect to a Section 409A Incentive Award, a determination by the Committee that the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or any Subsidiary. A Participant shall also be considered disabled if he is determined to be totally disabled by the Social Security Administration; or

     (iii) with respect to any other Incentive Award, “Disability” shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award, or, if there is no such meaning assigned, shall mean a physical or mental disability or infirmity of a Participant, as defined in any disability plan sponsored by the Company or any Subsidiary which employs such Participant, or, if no such plan is sponsored by such Participant’s employer, the Lexmark International, Inc. Long-term Disability Program.
     (o) “Employee” means any employee of the Company or any of its Subsidiaries.
     (p) “Fair Market Value” means, as of any date of determination, the closing price of a share of Common Stock on a national securities exchange on that day, as reported for such day in the Wall Street Journal, or the mean of the last bid and asked prices for a share of Common Stock on such immediately preceding day, as reported on a nationally recognized system of price quotation. In the event that there are no Common Stock transactions reported on such exchange or system on such day, Fair Market Value shall mean the closing price or the mean of the last bid and asked prices, whichever is applicable, on the immediately preceding day on which Common Stock transactions were so reported.
     (q) “Incentive Award” means any award under the Plan of an Option, Stock Appreciation Right, Restricted Stock, Performance Award or Deferred Stock Unit.
     (r) “Option” means the right to purchase a stated number of shares of Common Stock at a stated price (as specified in Section 6.2 hereof) for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” within the meaning of Section 422 of the Code or (ii) an Option which is not an Incentive Stock Option (a “Non-Qualified Stock Option”).
     (s) “Participant” means any Employee designated by the Committee to receive an Incentive Award under the Plan.
     (t) “Performance Award” means any grant of stock-based or cash-based Incentive Awards subject to the achievement of performance objectives during the Performance Period pursuant to Section 8.
     (u) “Performance Period” means that period established by the Committee at the time a Performance Award is granted during which any performance objectives specified by the Committee with respect to such Performance Award are to be measured, provided that such period shall not be less than 12 months or more than five years.
     (v) “Plan” means the Lexmark International, Inc. Stock Incentive Plan, as set forth herein and as the same may be amended from time to time.
     (w) “Predecessor Plans” means the Lexmark Holding, Inc. Stock Option Plan for Executives and Senior Officers, the Lexmark Holding, Inc. Stock Option Plan for Senior Managers, the Lexmark Holding, Inc. Employee Stock Option Plan and the 1995-1997 Long Term Incentive Plan.
     (x) “Qualifying Common Stock” means shares of Common Stock which (i) are not subject to any loan or other obligation or pledged as collateral with respect to any loan or other obligation of the Participant (subject to the consent of the Committee, other than any loan extended to the Participant by the Company or a Subsidiary) and (ii) either (A) have been owned by the Participant for at least six months (or such greater or lesser period as the Committee shall determine) or (B) were purchased by the Participant on a national securities exchange or nationally recognized over-the-counter market.
     (y) “Restriction Period” means the period during which shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) as described in Section 7 of the Plan and any applicable Award Agreement.
     (z) “Restricted Stock” means Common Stock or units with respect to Common Stock awarded to a Participant pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 7 of the Plan.
     (aa) “Retirement,” with respect to any Incentive Award, shall have the meaning assigned thereto in the Award Agreement evidencing such Incentive Award, or, if there is no such meaning assigned, shall mean a Participant’s retirement at or after normal retirement age under the terms of the retirement plan sponsored by the Company or any Subsidiary which employs such Participant.

     (bb) “Section 409A Incentive Award” means any Incentive Award, which provides for the “deferral of compensation” within the meaning of Section 1.409A-1(b) of the Treasury Regulations, which is not otherwise exempt from the requirements of Section 409A of the Code.
     (cc) “Stock Appreciation Right” means the right to receive a payment from the Company, in cash, Common Stock or a combination thereof, equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over a specified price fixed by the Committee (as specified in Section 6.7(c) hereof).
     (dd) “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any other entity in which the Company has a significant equity interest, as determined by the Committee.
     (ee) For purposes of any Section 409A Incentive Award, the terms “terminate,” “terminated,” or “termination of employment,” and variations thereof, as used in the Plan or any Award Agreement for a Section 409A Incentive Award, are intended to mean a Participant’s “separation from service” from the Company or a Subsidiary of the Company, as applicable, for purposes of Section 409A of the Code, using the default provisions set forth in Section 1.409A-1(h) of the Treasury Regulations.
     2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.
SECTION 3.
ELIGIBILITY AND PARTICIPATION
     Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.
SECTION 4.
ADMINISTRATION
     4.1. Power to Grant and Establish Terms of Awards. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees to whom Incentive Awards shall be granted and the terms and conditions of such Incentive Awards, including but not limited to the number of shares of Common Stock to be covered by each Incentive Award; the time or times at which Incentive Awards may be exercised, paid or transferred, as the case may be; whether Options shall be designated as Incentive Stock Options or Non-Qualified Stock Options; the form and manner of payment of any amount due from a Participant in connection with any Incentive Award; whether any Reload Option (as defined in Section 6.6) will be granted to any Participant pursuant to Section 6.6; whether any restriction (including any provision as to vesting, exercisability, payment or transferability) shall be modified or waived, in whole or in part, after the date of grant of the Incentive Award, provided, however, the Committee shall not modify or waive any restriction of any Section 409A Incentive Award that would result in an impermissible acceleration of payment in violation of Section 1.409A-3(j) of the Treasury Regulations, or otherwise violate Section 409A of the Code or any provision of the Treasury Regulations promulgated thereunder; the rights of a Participant with respect to any Incentive Award following the Participant’s termination of employment; whether amounts payable by the Company in respect of any Incentive Award shall be paid in Common Stock, cash or any combination thereof; whether and to what extent any Incentive Award may be transferred by the Participant; and the terms, provisions and conditions to be included in any Incentive Award Agreement. The Committee shall not have the power to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Stock Appreciation Right nor to grant a new Option, Stock Appreciation Right or other Incentive Award in substitution for or upon the cancellation of any previously granted Option or Stock Appreciation Right, which has the effect of reducing the exercise price, unless approved by stockholders.
     The officers of the Company may suggest to the Committee the Participants who should receive Incentive Awards under the Plan. In accordance with the terms of the Plan, the terms and conditions of each Incentive Award shall be determined by the Committee at the time of grant, and such terms and conditions may be subsequently changed by the Committee, in its discretion, provided that no such change may be effected which would adversely affect a Participant’s rights with respect to an Incentive Award then outstanding, without the consent of such Participant, or result in an impermissible acceleration of payment of any Section 409A Incentive Award in violation of Section 1.409A-3(j) of the Treasury Regulations, or otherwise violate Section 409A of the Code or any provision of the Treasury Regulations. The Committee may establish different terms and conditions for different Participants receiving Incentive Awards and for the same Participant for each Incentive Award such Participant may receive, whether or not granted at different times. The grant of any Incentive Award to any Employee shall not entitle such Employee to the grant of any other Incentive Awards.

Notwithstanding anything else contained in the Plan to the contrary, the Committee may delegate, subject to such terms and conditions as it shall determine, to any officer of the Company or to a committee of officers of the Company, the authority to grant Incentive Awards (and to make any and all determinations related thereto) to Participants who are not, and are not expected to become, subject to the reporting requirements of Section 16(a) of the Act and whose compensation will not be subject to the limitations on the deductibility thereof by the Company or its Subsidiaries pursuant to Section 162(m) of the Code.
     4.2. Administration. The Committee shall be responsible for the administration of the Plan. Any Incentive Award granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its discretion. The Committee, by majority action thereof, has discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret and apply the provisions of the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company or to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes.
     4.3. Discretionary Authority of Committee. All of the powers and authority conferred upon the Committee pursuant to any term of the Plan shall be exercised by the Committee, in its discretion. All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and, in the event of any judicial review thereof, shall be overturned only if arbitrary and capricious. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
SECTION 5.
STOCK SUBJECT TO PLAN
     5.1. Number. Subject to the provisions of Section 5.4, the number of shares of Common Stock that may be delivered under the Plan may not exceed 25,560,000, plus any shares that become available for grant pursuant to Section 5.2, provided that no more than 4,000,000 shares may be delivered pursuant to Incentive Awards other than Options and Stock Appreciation Rights. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose, or from Common Stock reacquired by the Company.
     5.2. Canceled, Terminated, or Forfeited Awards. Any shares of Common Stock subject to any portion of an Incentive Award and any shares of Common Stock subject to any award granted under a Predecessor Plan which, in any such case and for any reason, expires, or is canceled, terminated or otherwise settled, without the issuance of such shares of Common Stock, including shares covered by an Incentive Award used to satisfy tax withholding requirements on behalf of a Participant as provided for in Section 12.4, shall again be available for award under the Plan. Shares of Common Stock that are delivered to the Company, either actually or by attestation, in payment of the exercise price for any Option granted under the Plan or under a Predecessor Plan will also be available for future grants under the Plan. Shares reacquired by the Company on the open market using the cash proceeds (the exercise price paid in cash and the value of the tax deduction realized by the Company determined under generally accepted accounting principles) received by the Company from the exercise of Options granted under the Plan or under a Predecessor Plan that are exercised after the effective date will also be available for future grants under the Plan.
     5.3. Substitute Awards. Incentive Awards assumed or granted in substitution or exchange for awards previously granted by a company acquired by the Company or with which the Company combines will not reduce the shares that may be delivered under the Plan or authorized for grant to a Participant pursuant to Sections 6.1, 6.7 and 8.1.
     5.4. Adjustment in Capitalization. The aggregate number of shares of Common Stock available for Incentive Awards, under Section 5.1, or subject to outstanding Incentive Awards, and the respective prices and/or vesting criteria applicable to outstanding Incentive Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, any Incentive Award granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Incentive Award would have been entitled to receive in connection with such event.
     Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any Incentive Award granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as provided in Section 7.4, Section 9.3 or as otherwise provided by the Committee at or after the date any such award is made, be subject to the same terms and conditions, including vesting and restrictions on exercisability or transfer, as are applicable to the Incentive Award with respect to which such shares, cash or other property is received, and any Award Agreement and stock certificate(s) representing or evidencing any shares of stock or other property so received shall so provide and be legended as appropriate.
SECTION 6.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
     6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non- Qualified Stock Options, except that no Incentive Stock Option may be granted to any Employee of a Subsidiary which is not a corporation. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant, provided that, in no event shall the number of shares of Common Stock subject to all Options (or Stock Appreciation Rights) granted to any Participant under the Plan during any consecutive five-year period exceed 3,000,000 shares (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur). Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.
     6.2. Option Price. Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted, except that if a Non-Qualified Stock Option is granted retroactively in tandem with or in substitution for a Stock Appreciation Rights grant, the designated Fair Market Value for purposes of establishing the exercise price for such option may be the Fair Market Value on the date the Stock Appreciation Rights were granted.
     6.3. Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such time or times and subject to such restrictions or other conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee shall determine. To the extent not specified otherwise by the Committee, Options will become exercisable in three installments as follows, subject to the Participant’s continued employment until the applicable date:

Percentage of	Anniversary of
Grant Exercisable	Date of Grant
60%	Third anniversary
80%	Fourth anniversary
100%	Fifth anniversary
     Once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. Notwithstanding the foregoing, except as provided in Section 6.8, no Option shall be exercisable for more than 10 years after the date on which it is granted.
     6.4. Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that notice of exercise be given and that the Option price be paid in full at the time of exercise (i) in cash or cash equivalents, (ii) in the discretion of the Committee, in shares of Qualifying Common Stock having a Fair Market Value on the date of exercise equal to such Option price or in a combination of cash and Qualifying Common Stock or (iii) in accordance with such other procedures or in such other form as the Committee shall from time to time determine. As soon as practicable after receipt of an exercise notice and payment of the exercise price in accordance with this Section 6.4, the Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant’s ownership of the shares of Common Stock so acquired.
     6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded Incentive Stock Options under Section 421 of the Code. No more than 4,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options.

     6.6. Reload Options. If provided by the Committee at or after the date of grant, a Participant who delivers shares of Common Stock that have been owned by such Participant for any minimum period of time specified by the Committee to exercise an Option or an option granted under a Predecessor Plan, will automatically be granted new Options (“Reload Options”) for a number of shares of Common Stock equal to the number of shares so delivered. Unless the Committee determines otherwise, such Reload Options will be subject to the same terms and conditions (including the same expiration date) as the related Option except (i) that the exercise price shall be equal to the Fair Market Value of a share of Common Stock on the date such Reload Option is granted and (ii) such Reload Option shall not be exercisable prior to the six-month anniversary of the date of grant and, thereafter, shall be exercisable in full.
     6.7. Stock Appreciation Rights.
     (a) Stock Appreciation Rights may be granted to Participants at such time or times and with respect to such number of shares of Common Stock as shall be determined by the Committee and shall be subject to such terms and conditions as the Committee may impose, provided that no Participant may receive Stock Appreciation Rights (or Options) under the Plan covering shares of Common Stock in excess of 3,000,000 (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur) during any consecutive five-year period. Each grant of an Incentive Award of Stock Appreciation Rights shall be evidenced by an Award Agreement.
     (b) Stock Appreciation Rights may be exercised at such time or times and subject to such conditions, including the performance of a minimum period of service, the satisfaction of performance goals or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the date of grant. Stock Appreciation Rights which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of a Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the applicable provisions of Rule 16b-3 as promulgated under the Act or any successor rule.
     (c) Subject to the provisions of Section 12.4 of the Plan, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in cash, Common Stock or in a combination of cash and Common Stock, as determined by the Committee, of an amount determined by multiplying:
     (i) any increase in the Fair Market Value of a share of Common Stock at the date of exercise over the price fixed by the Committee at the date of grant of such Stock Appreciation Right, provided such amount shall not be less than the Fair Market Value of a share of Common Stock at the date of grant, by
     (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.
     6.8. Exercisability Following Termination of Employment. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant’s employment with the Company and Subsidiaries terminates by reason of Retirement, Disability, death or special termination with the consent of the Company, all Options and Stock Appreciation Rights then held by such Participant that are exercisable at the date of such termination of employment shall thereafter remain exercisable by the Participant or, if applicable, the Participant’s beneficiary, for a period of one year from the date of termination, but in no event later than the expiration of the stated term of the Option or Stock Appreciation Right. Notwithstanding the foregoing, to the extent provided by the Committee at or after the date of grant, in the event of a Participant’s termination of employment due to death or Disability, all such Non-Qualified Stock Options and Stock Appreciation Rights shall remain exercisable for a minimum period of one year, without regard to the stated term of the Non-Qualified Stock Option or Stock Appreciation Right. Unless otherwise determined by the Committee at or after the date of grant, in the event a Participant’s employment with the Company and Subsidiaries terminates for any reason other than Retirement, Disability, death, or special termination with the consent of the Company or by the Company for Cause, all Options and Stock Appreciation Rights then held by such Participant that are then exercisable shall remain exercisable for the 90-day period immediately following such termination of employment or until the expiration of the term of such Option or Stock Appreciation Right, whichever period is shorter. Unless otherwise determined by the Committee at or after the date of grant, in the event of a Participant’s termination of employment with the Company and Subsidiaries by the Company for Cause, all Options and Stock Appreciation Rights then held by such Participant shall immediately terminate and be canceled, in full, on the date of such termination of employment. All Options that are not vested as of the date of a Participant’s termination of employment shall immediately terminate and be canceled on such date and all other Options shall terminate and be canceled on the date the period for exercise has expired to the extent not exercised prior to such date.

SECTION 7.
RESTRICTED STOCK
     7.1. Grant of Restricted Stock. The Committee may grant Incentive Awards of Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Unless the Committee provides otherwise at or after the date of grant, stock certificates evidencing any shares of Restricted Stock so granted shall be held in the custody of the Secretary of the Company until the Restriction Period lapses, and, as a condition to the grant of any Incentive Award of shares of Restricted Stock, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Incentive Award. Each grant of Restricted Stock shall be evidenced by an Incentive Award Agreement.
     7.2. Payment. Upon the expiration or termination of the Restriction Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Stock shall lapse and the Company shall cancel and direct its stock transfer agent to make (or to cause to be made) an appropriate book entry reflecting the Participant’s ownership of such number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions, other than any imposed by applicable law. Upon request, the Company shall deliver to the Participant a stock certificate registered in such Participant’s name and representing the number of shares of Common Stock with respect to which the restrictions have lapsed, free of all such restrictions except any that may be imposed by law. To the extent provided by the Committee, in its discretion, in lieu of delivering shares of Common Stock, the Company may make a cash payment in full or partial satisfaction of any Incentive Award of Restricted Stock equal to the Fair Market Value, on the date the applicable restrictions lapse, of the number of shares or units of Restricted Stock with respect to which such restrictions have lapsed. No payment will be required to be made by the Participant upon the delivery of such shares of Common Stock and/or cash, except as otherwise provided in Section 12.4 of the Plan.
     7.3. Restriction Period; Restrictions on Transferability during Restriction Period. Unless otherwise determined by the Committee at or after the date of grant, the Restriction Period applicable to any award of Restricted Stock shall lapse, and such shares of Restricted Stock shall become freely transferable the date of the Participant’s termination of employment with the Company and the Subsidiaries due to death or Disability, subject in any such case to the Participant’s continuous employment with the Company or a Subsidiary through such date. Except as provided in Section 12.1, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until such time as the Restriction Period applicable thereto shall have lapsed upon the satisfaction of such conditions, including without limitation, the completion of a minimum period of service or the occurrence of such event or events, as shall be determined by the Committee either at or after the time of grant.
     7.4. Rights as a Stockholder. Unless otherwise determined by the Committee at or after the date of grant, Participants granted shares of restricted stock shall be entitled to vote on any matter submitted to the Company’s stockholders. In addition, unless otherwise determined by the Committee, Participants granted Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to those shares, provided that if any such dividends or distributions are paid in shares of Common Stock or other property (other than cash), such shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid.
     7.5. Legend. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restriction Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:
     “The shares of stock represented by this certificate are subject to the terms and conditions contained in the Lexmark International, Inc. Stock Incentive Plan, as amended and restated, and the Incentive Award Agreement, dated as of                      between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 12.1 of the Plan or in such Incentive Award Agreement) until                     .”
     Upon the lapse of the Restriction Period with respect to any such shares of Restricted Stock, the Company shall, upon the Participant’s request, issue or have issued new share certificates without the legend described herein in exchange for those previously issued.
     7.6. Deferred Settlement of Restricted Stock Units. The Committee may permit a Participant who has received an Incentive Award consisting of Restricted Stock units to elect to defer the settlement to a specified date after the settlement date, as set forth in Section 7.2 or as otherwise provided in the Award Agreement, subject to such terms and conditions as determined by the Committee. If a Participant is allowed to defer settlement of Restricted Stock units, the initial election to defer such Restricted Stock units must be made within 30 days after the date of grant, provided that the vesting of such Incentive Award is contingent on the Participant providing services for at least 12 months following the date of such initial deferral election. Absent an initial election to defer settlement of the Restricted Stock units, the Participant may also make a subsequent election to defer the settlement of the Restricted Stock units to a specified date after the settlement date, as set forth in Section 7.2 or as otherwise provided in the Award Agreement, provided the Participant’s election to defer the settlement date is made in accordance with the rules set forth in Section 9.6, substituting Restricted Stock units for Deferred Stock Units.
SECTION 8.
PERFORMANCE AWARDS
     8.1. Grant of Performance Awards. The Committee may grant Performance Awards which may be in the form of shares of Common Stock or valued by reference to a designated amount of property other than shares of Common Stock, including cash, to Participants at such times and in such amounts and subject to such terms and conditions not inconsistent with the Plan, as it shall determine. The performance objectives to be achieved during any Performance Period will be determined by the Committee upon the grant of each Performance Award; provided that in no event shall (i) the number of shares of Common Stock delivered pursuant to stock-based Performance Awards to any Participant exceed 200,000 (adjusted pursuant to Section 5.4 if an Adjustment Event shall occur) for any Performance Period of three years or (ii) the value of any property other than shares of Common Stock, including cash, paid with respect to Performance Awards, regardless of whether such payment is in cash or shares of Common Stock, exceed $10,000,000 for any Performance Period of three years, with proportionate adjustments for shorter or longer Performance Periods. Each grant of Performance Awards shall be evidenced by an Award Agreement.
     8.2. Code Section 162(m) Provisions. Notwithstanding any other provision in the Plan, if the Committee determines that at the time a Performance Award is granted to a Participant who is, or is likely to be, a “covered employee” under Section 162(m) of the Code during any Performance Period, then the Committee may provide that this Section 8.2 is applicable to such Performance Award.
     (a) In addition to any other restrictions imposed on such Performance Awards, Performance Awards shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part. Such performance objectives shall relate to one or more of the following criteria: revenue; unit growth; operating cash flow; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net working funds; cash conversion cycle; days sales outstanding; days payables outstanding; accounts receivable delinquency; operating earnings; net income; earnings per share; working capital; inventory turnover rates; days of inventory; market share; return on investment; return on capital; return on equity; return on assets; profit margin; stock price appreciation; total shareholder return; shareholder value add; customer satisfaction; customer service; product quality; and product awards. Performance objectives may relate to the performance of the Company, a Subsidiary, an affiliate or a division or business unit, or a combination thereof, and may be established in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.
     (b) The measurement of the Company’s performance against its performance objectives may include or exclude, as determined in the sole discretion of the Committee at the time of establishing the performance objectives, the impact of charges for restructurings, discontinued operations, extraordinary items, and any other unusual or nonrecurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis.
     (c) The Committee may adjust downwards, but not upwards, the number of shares of Common Stock to be granted to a Participant and/or the amount payable pursuant to a Performance Award.
     8.3. Payment. Performance Awards may be paid in cash, shares of Common Stock, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period, or at such later time, in accordance with procedures established by the Committee. Notwithstanding the foregoing, if the Performance Award is a Section 409A Incentive Award, the Committee shall establish the time and form of payment for such Performance Award no later than the latest date permitted in accordance with Section 1.409A-2(a)(2) of the Treasury Regulations.

SECTION 9.
DEFERRED STOCK UNITS
     9.1. Deferred Stock Unit Awards. Subject to such terms and conditions as the Committee shall determine, a Participant may be permitted to make a Deferred Stock Unit Election. With respect to any compensation that is not “performance-based compensation” within the meaning of Section 1.409A-1(e) of the Treasury Regulations, the Participant’s Deferred Stock Unit Election must be made no later than the fixed date established by the Committee for such deferral, and in no event later than December 31 of the calendar year immediately preceding the calendar year in which any services are performed for which such compensation is payable. With respect to any compensation that is “performance-based compensation,” the Participant’s Deferred Stock Unit Election must be made no later than the fixed date established by the Committee for such deferral, and in no event later than the date that is on or before the date that is six months before the end of the performance period, provided the Participant performs services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date a Participant makes his Deferred Stock Unit Election, and provided further that in no event may the Participant’s election to defer performance-based compensation be made after such compensation has become readily ascertainable, as determined in accordance with Section 1.409A-1(e) of the Treasury Regulations. A Participant who makes a Deferred Stock Unit Election shall receive a number of Deferred Stock Units (the “Elective Units”) in lieu of the compensation deferred pursuant to the Deferred Stock Unit Election (the “Deferred Amount”) equal to the greatest whole number which may be obtained by dividing (x) the amount of the Deferred Amount, by (y) the Fair Market Value of a share of Common Stock on the date of grant. No shares of Common Stock will be issued at the time an award of Deferred Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such award. The Company will establish a separate account for the Participant and will record in such account the number of Deferred Stock Units awarded to the Participant. Unless the Committee determines otherwise, each Participant who receives an award of Elective Units shall receive an additional award of Deferred Stock Units (the “Supplemental Units”) equal to the greatest whole number which may be obtained by dividing (x) 20% (or such other percentage as may be determined by the Committee at the date of grant) of the Deferred Amount, by (y) the Fair Market Value of a share of Common Stock on the date of grant. The Committee may also grant a Participant an Incentive Award of Deferred Stock Units (“Freestanding Deferred Stock Units”) without regard to any election by the Participant to defer receipt of any compensation payable to him.
     9.2. Dividends with respect to Deferred Stock Units. The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of a Deferred Stock Unit award, an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of shares of Common Stock (“Dividend Equivalents”). To the extent provided by the Committee at the date of grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant’s account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and, accordingly, a number of Deferred Stock Units shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date, by (y) the Fair Market Value of a share of Common Stock on such date.
     9.3. Vesting of Deferred Stock Unit Awards. The portion of each Deferred Stock Unit award that consists of Elective Units, together with any Dividend Equivalents credited with respect thereto shall be fully vested at all times. Unless the Committee provides otherwise at the date of grant, the portion of each Deferred Stock Unit award that consists of Supplemental Units or Freestanding Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the fifth anniversary of (x) in the case of Supplemental Units, the date the corresponding Deferred Amount would have been paid absent the Participant’s Deferred Stock Unit Election and (y) in the case of Freestanding Deferred Stock Units, the date of grant of such units, provided the Participant remains in the continuous employ of the Company or a Subsidiary through such applicable vesting date. Notwithstanding the foregoing, unless the Committee provides otherwise at the date of grant, the portion of each Deferred Stock Unit award that consists of Supplemental Units or Freestanding Deferred Stock Units, together with any Dividend Equivalents credited with respect thereto, will become vested in full on the date of the Participant’s termination of employment with the Company or a Subsidiary, as applicable, due to death or Disability, subject in any such case to the Participant’s continuous employment with the Company or a Subsidiary through such date. Any Deferred Stock Units that are not vested as of the date of the Participant’s termination of employment shall be forfeited.
     9.4. Rights as a Stockholder. A Participant or his beneficiary shall not have any right in respect of Deferred Stock Units awarded pursuant to the Plan to vote on any matter submitted to the Company’s stockholders until such time as the shares of Common Stock attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary, as applicable.

     9.5. Settlement of Deferred Stock Units. Unless the Committee determines otherwise at the date of grant, a Participant shall receive one share of Common Stock for each vested Deferred Stock Unit (and related Dividend Equivalents) as of the earlier of (x) the fifth anniversary of the date of grant and (y) the date of such Participant’s termination of employment due to Retirement (or six months and 1 day after termination of employment due to Retirement, if the Participant is a “specified employee” within the meaning of Section 1.409A-1(i) of the Treasury Regulations), death, or Disability (or such later date as may be elected by the Participant on his Deferred Stock Unit Election in accordance with the rules and procedures of the Committee).
     9.6 Deferred Settlement of Deferred Stock Units.
(a)	If permitted by the Committee, a Participant may elect to defer settlement of the Deferred Stock Units beyond the date specified in Section 9.5 or in the Award Agreement, as applicable, provided the following requirements are satisfied:
(i)	A Participant’s election to defer settlement of the Deferred Stock Units may not take effect until at least 12 months after the date on which the election is made by the Participant;

(ii)	A Participant’s election to defer settlement of the Deferred Stock Units must delay settlement for a period of not less than five (5) years from the original settlement date set forth in Section 9.5, or as otherwise provided in the Award Agreement; and

(iii)	A Participant’s election to defer settlement of the Deferred Stock Units must be made at least 12 months prior to the settlement date set forth in Section 9.5, or as otherwise provided in the Award Agreement.
(b)	The Company may delay settlement of the Deferred Stock Units if it reasonably anticipates that the making of the payment will violate Federal securities laws or other applicable laws provided payment is made at the earliest date on which the Company reasonably anticipates that the making of the payment will not cause such violation.

(c)	The Company also reserves the right to delay payment upon such other events and conditions as the Secretary of the Treasury may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.
SECTION 10.
CHANGE IN CONTROL
     10.1. Accelerated Vesting and Payment. Subject to the provisions of Section 10.2 below, in the event of a Change in Control, (i) each Option and Stock Appreciation Right shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Option or the base price for such Stock Appreciation Right, whichever is applicable (except that the Change in Control Price shall not apply to Stock Appreciation Rights granted in tandem with Incentive Stock Options), (ii) the Restriction Period applicable to all Restricted Stock shall expire and all shares shall become nonforfeitable and immediately transferable, (iii) all Performance Awards shall be promptly cancelled in exchange for a payment in cash of an amount equal to the pro rata share earned based on the greater of target achievement or actual achievement as of the date of Change in Control and (iv) all Deferred Stock Units and Restricted Stock units shall become fully vested and the shares of Common Stock with respect thereto shall be immediately payable.
     10.2. Alternative Awards. Notwithstanding Section 10.1, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Incentive Award, other than a Performance Award or a Section 409A Incentive Award, if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Incentive Award or class of Incentive Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:
     (a) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;
     (b) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Incentive Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
     (c) have substantially equivalent economic value to such Incentive Award (determined by the Committee as constituted immediately prior to the Change in Control, in it’s sole discretion, promptly after the Change in Control);
     (d) have terms and conditions which provide that in the event that the Participant’s employment is involuntarily terminated or constructively terminated (other than for Cause) upon or following such Change in Control, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be; and
     (e) satisfy the requirements of Section 1.409A-1(b)(v)(D) of the Treasury Regulations.
     For this purpose, a constructive termination shall mean a termination by a Participant following a material reduction in the Participant’s compensation, a material reduction in the Participant’s responsibilities or the relocation of the Participant’s principal place of employment to another location a material distance farther away from the Participant’s home, in each case, without the Participant’s prior written consent.
SECTION 11.
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN
     The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan, provided, however, that any amendment which would (i) increase the number of shares available for issuance under Sections 5.1, 6.1, 6.7 and 8.1, (ii) lower the minimum exercise price for Options and Stock Appreciation Rights or (iii) materially modify the requirements for eligibility to participate in the Plan, shall be subject to the approval of the Company’s stockholders. No action of the Board may, without the consent of a Participant, alter or impair such Participant’s rights under any previously granted Incentive Award. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, the Board may, in its sole and absolute discretion and without the consent of any Participant or approval of the Company’s stockholders, amend the Plan or any outstanding Award Agreements, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code and all applicable guidance promulgated thereunder.
SECTION 12.
MISCELLANEOUS PROVISIONS
     12.1. Nontransferability of Awards. Unless the Board, the Committee or the Company’s Vice President, Human Resources and Vice President and General Counsel shall permit an Incentive Award to be transferred by a Participant to a Participant’s family member for estate planning purposes or to a trust, partnership, corporation or other entity established by the Participant for estate planning purposes, on such terms and conditions as the Board, the Committee or such officers may specify, no Incentive Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Incentive Award granted to a Participant under the Plan shall be exercisable by the tranferee only for as long as they could have been exercisable by such Participant. If any Incentive Award is transferred to a family member, trust, partnership, corporation or other entity as contemplated by the first sentence hereof, all references herein and in the applicable Award Agreement to the Participant shall be deemed to refer to such permitted transferee, other than any such references with respect to the personal status of the Participant.
     12.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Incentive Awards outstanding at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his estate.
     12.3. No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the

Company or any Subsidiary to terminate any Participant’s employment at any time and for any reason, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any Incentive Awards under the Plan.
     12.4. Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount determined by the Company, in its discretion, to be sufficient to satisfy all Federal, state and local withholding tax requirements in respect of any Incentive Award, and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Committee may permit or require a Participant to satisfy his tax withholding obligation hereunder in such other manner, subject to such conditions, as the Committee shall determine, including, without limitation, (i) to have Common Stock otherwise issuable or deliverable under the Plan withheld by the Company or (ii) to deliver, either actually or by attestation, to the Company, Qualifying Common Stock, in each case, having a Fair Market Value sufficient to satisfy all or part of the Participant’s Federal, state and local withholding tax obligation.
     12.5. Indemnification. Each person who is or shall have been a member of the Committee or the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or by-laws, by contract, as a matter of law or otherwise.
     12.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.
     12.7. Requirements of Law. The granting of Incentive Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be appropriate or required, as determined by the Committee.
     12.8. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws.
     12.9. No Impact on Benefits. Incentive Awards granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit plan, except to the extent provided in any such plan.
     12.10. Securities Law Compliance. Instruments evidencing Incentive Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when an Incentive Award is granted or when he receives shares with respect to such Award (or at such other times as the Committee deems appropriate) that he is accepting such Incentive Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant or pursuant to a transfer permitted by Section 12.1. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with applicable securities laws.
     12.11. No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
     12.12. Notices. Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements and shares of Common Stock. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.
     12.13. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.
     12.14. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and other parties with respect thereto.
     12.15. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.
     12.16. Compliance with Section 162(m) of the Code. Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any Incentive Award made hereunder to an officer who is subject to the reporting requirements of Section 16(a) of the Act is intended to qualify as other performance based compensation within the meaning of Section 162(m)(4)(C) of the Code, and the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such award if, and to the extent that, the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.
     12.17. Compliance with Section 409A of the Code. The Company intends the Plan and any Section 409A Incentive Award to comply with Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan and any Award Agreement consisting of a Section 409A Incentive Award shall be administered in accordance with such intent. If a Participant, who is a “specified employee” within the meaning of Section 1.409A-1(i) of the Treasury Regulations, becomes entitled to payment of any Section 409A Incentive Award on account of his termination of employment, such payment shall be made at the time specified in his Award Agreement, provided, however, no payments under such Award Agreement shall be made until six months and one day after such termination of employment.
     12.17. Foreign Employees. Incentive Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Incentive Awards to Participants in the United States as may be necessary or desirable, in the judgment of the Committee, to recognize differences in currency, local law or tax policy.
     12.18. Effective Date and Term. The amended and restated Plan became effective upon the approval of the Plan by stockholders at the 2003 Annual Meeting on April 30, 2003 (the “Original Effective Date”). The Plan was subsequently amended by the Company and approved by stockholders on April 28, 2008. The Plan, as amended and restated for purposes of Section 409A, shall be effective as of January 1, 2009. The Plan will terminate on the tenth anniversary of the Original Effective Date, unless sooner terminated by the Board pursuant to Section 11.